Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-220774, 333-227643 and 333-262180) of Ecovyst Inc. of our report dated February 28, 2025 relating to the financial statements of Zeolyst International, which appears in Ecovyst Inc.’s Form 10-K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 28, 2025